EXHIBIT 5.1

CHARLES A. CLEVELAND, P.S.

Suite 304

1212 North Washington

Spokane, Washington  99201-2401

509.326.1029

June 2, 2005

Board of Directors

Quincy Energy Corp.

309 Center Street

Hancock, Michigan

Re:

Quincy Energy Corp. -- Registration Statement on Form SB-2 for 30,734,949 Shares of Common Stock

Gentlemen:

We have acted as counsel for Quincy Energy Corp, a Nevada corporation (the "Company"), in connection with the preparation of a Registration Statement on Form SB-2 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration of  Warrants to purchase 10,436,872  shares of Common Stock  and common stock acquirable upon exercise of such warrants (the warrants are referred to as the “Derivative Securities”) and an aggregate of 20,298,077 Shares of Common Stock, par value $0.001 per share ("Shares") (collectively the Derivative Securities and Shares are "Securities"), all of which may  be sold by certain stockholders of the Company (the "Selling Securityholders").

This opinion is being furnished in accordance with the requirements of Item 27 of Form SB-2 and Item 601(b)(5)(i) of Regulation S-B.

We did not act as counsel in connection with the original issuance by Company of the Warrants and Shares.  We have examined the Registration Statement and such documents and records of the Company and other documents as we have deemed necessary for purposes of this opinion. We have not made any independent review or investigation of the organization, existence, good standing, assets, business or affairs of the Company, or of any other matters. In rendering our opinion, we have assumed without inquiry the legal capacity of all natural persons, the genuineness of all signatures, and the authenticity of all documents submitted to us.

We have not undertaken any independent investigation to determine facts bearing on this opinion, and no inference as to the best of our knowledge of facts based on an independent investigation should be drawn from this representation.

Based upon the foregoing, we are of the opinion that upon the occurrence of the following events:

Quincy Energy Corp.

June 2, 2005

(a)

due action by the Board of Directors of the Company authorizing the issuance and/or sale of the Derivative Securities and Shares by the Selling Stockholders;

(b)

filing of the Registration Statement and any amendments thereto and the effectiveness of the Registration Statement and the continued effectiveness of the Registration Statement;

(c)

due execution by the Company and registration by its registrars of the Derivative Securities and Shares of the Selling Stockholders and sale thereof as contemplated by the Registration Statement and in accordance and in compliance with all federal and state laws and other governmental authorizations;

(d)

upon exercise of the Derivative Securities in conformity with and pursuant to the terms and  conditions  of the  Derivative Securities,  and  receipt by the Company of the purchase price therefor as specified in the Derivative Securities,  and  the  subsequent  issuance  of  the  Shares  upon  exercise  of the Derivative Securities in conformity with and pursuant to the terms and conditions of the Derivative Securities;

the Derivative Securities and Shares are duly authorized for issuance and are validly issued, fully paid and nonassessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus which is part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-B or Item 509 of Regulation S-K.

This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein.

This opinion is rendered only to you and is solely for your benefit in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purpose or furnished, or quoted to, or relied upon by any other person, firm or corporation for any purpose without our prior express written consent. I cannot speak to any matters governed by the laws of any State or jurisdiction (e.g. Canada) other than the State of Washington.

Quincy Energy Corp.

June 2, 2005

Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to Quincy Energy Corp., the Derivative Securities and/or Shares.

Very truly yours,

CHARLES A. CLEVELAND, P.S.

By:       /s/ Charles Cleveland

Charles A. Cleveland

CAC:clw